Exhibit 32


                                CERTIFICATION OF
                             CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Oryx Technology Corp. (the "Company") on Form 10-QSB for the period ending August 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Philip
J. Micciche, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/  Philip J. Micciche
-----------------------
Philip J. Micciche
Chief Executive Officer
and Chief Financial Officer



October 14, 2005


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